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                     SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



                       Date of Report: October 15, 1996
                      (Date of earliest event reported)




                       PRICELLULAR WIRELESS CORPORATION
            (Exact name of registrant as specified in its charter)



                                   Delaware
                           (State of Incorporation)


       33-88350                                     13-3784318
(Commission File Number)                  (IRS Employer Identification No.)



               45 Rockefeller Center, New York, New York 10020
                   (Address of principal executive offices)




             Registrant's Telephone Number, including area code:
                              (212) 459-0800
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ITEM 5.  OTHER EVENTS

        PriCellular Corporation announced today that its wholly owned subsidiary, PriCellular Wireless Corporation (the ''Company''), has begun the private offering of senior notes with estimated net proceeds to the Company of $135 million. The offering will be used to finance the Company's previously announced pending acquisitions.

        These securities will not be and have not been registered under the Securities Act of 1993 and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act of 1993.

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        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

                                        PRICELLULAR WIRELESS CORPORATION

                                        By:  /s/ Robert Price
                                             -----------------
                                             Robert Price
                                             President

Dated:  October 15, 1996
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                                EXHIBIT INDEX


Exhibit No.                                                Page

20           Press Release of PriCellular Corporation
             dated October 15, 1996                          4